Exhibit 99.1

FOR IMMEDIATE RELEASE

ZOLTEK REPORTS FOURTH QUARTER/FISCAL YEAR RESULTS

ST. LOUIS, MISSOURI – December 16, 2013 – Zoltek Companies Inc. (Nasdaq: ZOLT) today reported financial results for the fourth quarter fiscal year-end results for 2013.

For the fourth quarter of fiscal 2013, ended September 30, 2013, Zoltek reported net sales of $41.0 million, compared to $44.2 million in the fourth quarter of fiscal 2012. Zoltek reported operating income of $1.7 million for the latest quarter and a net loss of ($0.2) million. In the fourth quarter of the previous fiscal year, Zoltek reported operating income of $5.3 million and net income of $4.2 million, or $0.13 per share.

For the fiscal year as a whole, Zoltek’s net sales decreased 25% to $140.5 million in fiscal 2013 from $186.3 million in fiscal 2012. In fiscal 2013, Zoltek reported operating income of $8.1 million and net income of $5.2 million, or $0.15 per share, which compares to operating income of $25.6 million and net income of $22.9 million, or $0.67 per share, in fiscal 2012.

Zoltek will not be hosting a conference call in conjunction with this earnings announcement.

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This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue. This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers, including our principal customer Vestas Wind Systems; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis; (4) successfully add new planned capacity for the production of carbon fiber, prepregs and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; (14) establish and grow prepreg capacity; (15) speed development of low-cost carbon fiber sheet molding compounds for the automotive industry pursuant to our global collaborative partnership with Magna Exteriors and Interiors; (16) resolve possible disputes with a group of shareholders that filed a Schedule 13D reporting beneficial ownership of an aggregate of approximately 10.1% of our outstanding common stock, including the group’s request for a special shareholders meeting to remove the current Board of Directors and elect new directors; (17) manage and respond to matters relating to our proposed Merger with Toray Industries, Inc., including without limitation (a) the occurrence of any event, change or other circumstances that could give rise to termination of the Merger Agreement before the Merger is completed; (b) the outcome of any legal proceedings instituted against Zoltek and others following announcement of the Merger Agreement; (c) our ability to complete the proposed Merger due to the failure of Zoltek, Toray or Merger Sub to satisfy the conditions to the Merger, including, but not limited to, obtaining the approval of our shareholders, antitrust approval and other closing conditions; (d) potential employee retention difficulties as a result of the proposed Merger; (e) disruption of our operations as a result of the Merger; and (f) our ability to realize the benefits of the Merger; and; and (18) manage the risks identified under "Risk Factors" in our filings with the SEC. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

For further information contact:

Andrew Whipple, CFO

3101 McKelvey Road

St. Louis, MO 63044

(314) 291-5110

ZOLTEK COMPANIES, INC.

SUMMARY FINANCIAL RESULTS

(Amounts in thousands, except share and per share data)

	Fiscal Year Ended September 30,
	2013	2012
Net sales	$140,451	$186,337
Cost of sales	110,621	140,693
Gross profit	29,830	45,644
Application and development costs	7,736	7,046
Selling, general and administrative expenses	13,997	12,957
Operating income	8,097	25,641
Interest expense, net	(589)	(265)
Gain (loss) on foreign currency transactions	127	(553)
Other expense, net	(1,037)	(883)
Gain on liabilities carried at fair value	-	94
Income from operations before income taxes	6,598	24,034
Income tax expense	1,362	1,182
Net income	$5,236	$22,852

Basic earnings per share	$0.15	$0.67
Diluted earnings per share	$0.15	$0.66

Weighted average common shares outstanding - basic	34,374,775	34,358,367
Weighted average common shares outstanding - diluted	34,623,325	34,451,367

ZOLTEK COMPANIES, INC.

SUMMARY FINANCIAL RESULTS

(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,
	2013	2012
Net sales	$40,958	$44,199
Cost of sales	33,439	33,979
Gross profit	7,519	10,220
Application and development costs	1,737	1,715
Selling, general and administrative expenses	4,033	3,186
Operating income	1,749	5,319
Interest expense, net	(189)	(69)
Loss on foreign currency transactions	(327)	(835)
Other expense, net	(1,122)	(76)
Gain on liabilities carried at fair value	-	21
Income from operations before income taxes	111	4,360
Income tax expense	261	115
Net (loss) income	$(150)	$4,245

ZOLTEK COMPANIES, INC.

SUMMARY FINANCIAL RESULTS

(Amounts in thousands, except share and per share data)

	Three Months Ended
	September 30,	June 30,
	2013	2013
Net sales	$40,958	$30,310
Cost of sales	33,439	24,108
Gross profit	7,519	6,202
Application and development costs	1,737	1,709
Selling, general and administrative expenses	4,033	3,495
Operating income	1,749	998
Interest expense, net	(189)	(128)
Loss on foreign currency transactions	(327)	(1,186)
Other expense, net	(1,122)	(25)
Income (loss) from operations before income taxes	111	(341)
Income tax expense	261	556
Net loss	$(150)	$(897)

ZOLTEK COMPANIES, INC.

CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except share and per share data)

	September 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$32,291	$29,935
Accounts receivable, less allowance for doubtful accounts of $177 and $223, respectively	31,722	35,918
Inventories, net	71,945	67,942
VAT receivable	3,527	6,190
Other current assets	3,336	2,617
Total current assets	142,821	142,602
Property and equipment, gross	371,988	215,650
Less: accumulated depreciation	(162,367)	(145,255)
Other assets	423	436
Total assets	$352,865	$213,433

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$4,330	$4,161
Trade accounts payable	6,270	12,473
Accrued expenses and other liabilities	8,133	8,687
Construction payables	850	1,784
Total current liabilities	19,583	27,105
Long-term debt	19,380	22,978
Hungarian grant liability	6,083	6,777
Deferred tax liabilities	481	473
Liabilities carried at fair value	122	384
Total liabilities	45,649	57,717
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized, 34,390,922 and 34,355,192 shares issued and outstanding at September 30, 2013 and 2012, respectively	344	344
Additional paid-in capital	482,425	481,743
Accumulated other comprehensive loss	(45,500)	(45,827)
Accumulated deficit	(130,053)	(135,289)
Total shareholders' equity	307,216	300,971
Total liabilities and shareholders' equity	$352,865	$358,688

ZOLTEK COMPANIES, INC.

OPERATING SEGMENTS SUMMARY

(Amounts in thousands)

	Three Months Ended September 30, 2013
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$30,708	$9,896	$354	$40,958
Cost of sales	25,810	7,147	482	33,439
Gross profit (loss)	4,898	2,749	(128)	7,519
Operating income (loss)	3,830	2,618	(4,699)	1,749
Depreciation	3,458	509	393	4,360
Capital expenditures	1,748	361	193	2,302

	Three Months Ended September 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$36,295	$7,257	$647	$44,199
Cost of sales	28,313	4,951	715	33,979
Gross profit (loss)	7,982	2,306	(68)	10,220
Operating income (loss)	6,601	2,022	(3,304)	5,319
Depreciation	4,053	356	124	4,533
Capital expenditures	3,271	77	999	4,347

	Fiscal Year Ended September 30, 2013
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$106,205	$32,498	$1,748	$140,451
Cost of sales	87,105	21,943	1,573	110,621
Gross profit	19,100	10,555	175	29,830
Operating income (loss)	12,442	10,036	(14,381)	8,097
Depreciation	15,072	1,673	1,385	18,130
Capital expenditures	5,066	5,465	2,486	13,017

	Fiscal Year Ended September 30, 2012
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$151,494	$32,425	$2,418	$186,337
Cost of sales	117,431	20,853	2,409	140,693
Gross profit	34,063	11,572	9	45,644
Operating income (loss)	27,818	10,328	(12,505)	25,641
Depreciation	15,986	1,351	505	17,842
Capital expenditures	17,434	1,208	3,715	22,357

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
September 30, 2013	$288,544	$44,946	$19,375	$352,865
September 30, 2012	$301,440	$31,597	$25,651	$358,688